UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
April 18, 2007

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Bovet Road #521, San Mateo, California 94402-3104	94065
(Mailing Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code
(650) 551-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on February 22, 2007, Wherify Wireless, Inc. entered into a private placement and sold $1,200,000 aggregate principal amount of a 10% Senior Convertible Promissory Note (the “Note”) pursuant to the terms of a concurrently dated Securities Purchase and Option Agreement (the “Agreement”) signed by Wherify and an entity (the “Purchaser”).

The Note is due on February 15, 2008, or earlier in the event by Wherify of a merger, business combination, or sale of substantially all its assets. The Note is convertible into common stock at $0.10 per share, or into certain preferred stock in connection with the option described below.

In connection with the sale of the Note, Wherify issued a five year warrant (the “Warrant”) to purchase Three Million (3,000,000) shares of common stock at an exercise price of $0.10 per share. Also under the terms of the Agreement, Wherify granted the placement agent a five year warrant to purchase Three Million (3,000,000) shares of common stock at an exercise price of $0.10 per share.

Under the Agreement, Wherify also issued to the Purchaser an option (the “Option”) to purchase an aggregate up to $7,500,000 stated value of Series A Convertible Preferred Stock (the “Preferred Stock”). The Option is exercisable at a 20% discount price to the $1000 face amount (the “Face Amount”) of the Preferred Stock by either full or partial exercise. Specifically, the Purchaser may exercise the Option in full by delivering to Wherify $6,000,000 gross cash proceeds less any amount of the Note the Purchaser elects to exchange. Alternatively, the Purchaser may exercise the Option in part by delivering to Wherify at least $4,500,000 gross cash proceeds plus any amount of the Note the Purchaser elects to exchange at a ratio of $1.25 principal amount of the Preferred Stock for every $1.00 of Notes exchanged. The Option expires June 2, 2007.

On April 11, 2007 the Purchaser partially exercised the Option by delivering $4,585,600 to Wherify in exchange for 5,732 shares of Preferred Stock. Taking into account the placement agent commission of $459,000 and other placement expenses, Wherify received net cash proceeds of approximately $4,000,000.

Subsequently, on April 18, 2007, the Purchaser exercised the remainder of the Option by delivering $1,414,400 to Wherify in exchange for 1,768 shares of Preferred Stock. Taking into account the placement agent commissions of $141,440 and other placement expenses, Wherify received net cash proceeds of approximately $1,270,000. In connection with the exercise of the Option, Wherify will grant the placement agent the previously agreed to success fee of a five year warrant to purchase Six Million (6,000,000) shares of common stock at an exercise price of $0.15 per share.

The Preferred Stock issued as a result of the exercise of the Option possesses both an optional and mandatory conversion feature which converts Preferred Stock into a number of shares of common stock determined by dividing the Face Amount of the Preferred Stock by $0.125. The conversion price of the Preferred Stock is subject to adjustment in routine circumstances.

The holders of the Preferred Stock are entitled to receive cumulative quarterly dividends at the rate of ten percent (10%) payable in cash or in Preferred Stock on each outstanding share of the Preferred Stock. The Preferred Stock will have voting rights on a converted basis of one vote per conversion share.

The Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”) creating the Preferred Stock was filed with the Delaware Secretary of State on April 11, 2007. The Certificate of Designation was filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2007 and is incorporated herein by reference.

The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and the securities in the private placement were offered and sold without registration in reliance upon the exemption under both Rule 506 of Regulation D and Section 4(2) of the Securities Act. Wherify has entered into a Registration Rights Agreement with the Purchaser (“Registration Rights Agreement”), pursuant to which the Purchaser shall have the right upon exercise of the Option to demand registration of the common stock underlying the Note, Warrant, and Preferred Stock, and to participate in certain subsequent offerings of securities by Wherify or other shareholders.

This current report on Form 8-K does not constitute an offer of any securities for sale. The securities offered in the private placement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Statements in this current report regarding Wherify and any statements about future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Any statements that are not statements of historical fact - including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology - should also be considered to be forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those listed under “Risk Factors” and elsewhere in our Annual Report on Form 10-KSB for the year ended June 30, 2006 and our most recent quarterly reports on Form 10-QSB submitted to the Securities and Exchange Commission, and some of which we may not know.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this report and the documents that we reference in this report, completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above which is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHERIFY WIRELESS, INC.

Date: April 19, 2007	By:	/s/ Edna Carter
Name: Edna Carter
Title: Chief Accounting Officer, Controller